PRESS RELEASE                                Source: Integral Technologies, Inc.

INTEGRAL TECHNOLOGIES LICENSES ELECTRIPLAST(TM) TO ESPRIT SOLUTIONS LIMITED Tuesday January 9, 1:00 pm ET

BELLINGHAM, Wash.--(BUSINESS WIRE)--Integral Technologies, Inc. (OTCBB:ITKG -
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News; "Integral"), announces that Esprit Solutions Limited of the United
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Kingdom, ("Esprit") (www.espritsolutions.info) has signed a licensing agreement
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with Integral to use the Company's proprietary ElectriPlast(TM) technology for the Aerospace/Defense market within their customer base.

Esprit Solutions Limited specializes in high performance protective systems within the Aerospace and Defense market. Integral Technologies' ElectriPlast(TM) is a breakthrough technology. By fusing plastic and metal in a way no one dreamed possible, ElectriPlast(TM) combines the conductivity of metal with the lightness and malleability of plastic.

"Esprit's technical expertise allows them to excel in matching customer needs with innovative product solutions," states Integral Technologies' CEO William Robinson. "Companies in various industries, that have licensed our ElectriPlast(TM) technology, really understand the design freedom that comes from this disruptive technology. Esprit Solutions' customer base is second to none within the Aerospace Industry."

Esprit Solutions Managing Director Sylvain Galmont-Kerr, commenting on the license said, "We at Esprit see ElectriPlast(TM) as a facilitating technology, allowing us to develop creative solutions for the needs of our customers in the Aerospace/Defense market. Esprit represents some of the leading brands of sleeving products, mechanical protection, thermal and fire protection, wrap-around EMI protection and wire harness accessories."

ElectriPlast(TM), the world's first highly conductive polymer, was recently has been selected as a recipient of a Consumer Electronic Show's Innovations 2007 Design and Engineering Award in the Enabling Technologies product category.

Integral Technologies continues to work with numerous companies which are exploring over 111 patented and patent pending identified applications of the Company's ElectriPlast(TM) technology.

Integral Technologies

Integral Technologies, Inc. (www.itkg.net) is the developer of an innovative
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electrically conductive resin-based material called "ElectriPlast(TM)," a highly conductive recipe that can be molded into virtually any shape or dimension associated with the range of plastics, rubbers and other polymers. Our IP consists of ElectriPlast(TM) and thousands of different applications pertinent to a wide variety of industries. To date, we have had 21 US patents issued, or allowed and pending issuance, and 90 patents pending on ElectriPlast(TM) applications. Various examples of industries where ElectriPlast(TM) can be used are antennas, shielding, lighting, circuitry, switch actuators, resistors, and medical devices, to name just a few. The company is currently introducing these new products and ElectriPlast(TM) technology on a global scale.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the 1933 Securities Act and Section 21E of the 1934 Securities Exchange Act. Actual results could differ materially, as the result of such factors as (1) competition in the markets for the products and services sold by the company, (2) the ability of the company to execute its plans, and (3) other factors detailed in the company's public filings with the SEC. By making these forward-looking statements, the Company can give no assurances that the transaction described in this press release will be successfully completed, and undertakes no obligation to update these statements for revisions or changes after the date of this release.


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For more detailed information on the company and the technologies described above please visit our web site at www.itkg.net or contact Shareholder Relations at 888-666-8833 or The Investor Relations Group, at 212-825-3210. To review the company's filings with the SEC, please go to www.sec.gov.
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Contact:
Integral Technologies, Inc.
Michael Pound, 888-666-8833

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Source: Integral Technologies, Inc.